UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

Rightside Group, Ltd.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36262 (Commission File Number)	32-0415537 (IRS Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300
Kirkland, Washington 98033
(Address of principal executive offices, including zip code)

(425)  289-2500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.02Results of Operations and Financial Condition.

On November 9, 2015, Rightside Group, Ltd. (“Rightside”) issued a press release announcing financial results for its fiscal quarter ended September 30, 2015.  The full text of Rightside’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Rightside, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Rightside makes reference to certain non-GAAP financial measures in the press release and will make reference to these same measures in its related earnings conference call.  A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the attached press release.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2015, Shawn Colo tendered his resignation, effective November 9, 2015, as a director of Rightside in order to pursue other opportunities.  His resignation was not as a result of any disagreement with Rightside relating to its operations, policies or practices.  In recognition of Mr. Colo’s services to the company, Rightside accelerated the vesting of 8,389 shares of unvested restricted stock units previously awarded to him, representing the number of restricted stock units that would have otherwise vested through November 25, 2016.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rightside Group, Ltd.

	By:	/s/ Taryn J. Naidu
Taryn J. Naidu
Chief Executive Officer
Date: November 9, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 9, 2015